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                                                                    EXHIBIT 7(b)

                          [STEPHEN E. ROTH LETTERHEAD]


                                                July 2, 2001




Board of Directors
Life Insurance Company of the Southwest
1300 West Mockingbird Lane
Dallas, Texas 75247

                  Re:  LSW Variable Life Account
                       (File No. 333-57402)

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-57402) filed by LSW Variable Life Account with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                Very truly yours,

                                                SUTHERLAND ASBILL & BRENNAN LLP


                                                 By: /s/ Stephen E. Roth
                                                     ---------------------------
                                                         Stephen E. Roth